                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                          AMERICAN CLASSIC VOYAGES CO.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No Fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1) Amount previously paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No:

--------------------------------------------------------------------------------

     3) Filing party:

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     4) Date filed:

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-------------------------
* Set forth the amount on which the filing fee is calculated and state how it was determined.

                          AMERICAN CLASSIC VOYAGES CO.

                           TWO NORTH RIVERSIDE PLAZA
                                   SUITE 200
                            CHICAGO, ILLINOIS 60606
                                 (312) 258-1890
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                ON JUNE 24, 1999
                            ------------------------

TO: The stockholders of American Classic Voyages Co.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of American Classic Voyages Co. (the "Company") will be held at Robin Street Wharf, 1380 Port of New Orleans Place, New Orleans, Louisiana 70130-1890, on Thursday, June 24, 1999 at 10:00 A.M., Central Daylight Time, for the following purposes:

     1. To elect eight (8) directors to serve one-year terms, commencing immediately upon their election, until their respective successors are duly elected and qualified;

     2. To approve the 1999 Stock Option Plan; and

     3. To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

     The board of directors has fixed the close of business on April 25, 1999, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. You are cordially invited to attend the meeting. Whether you plan to attend the meeting or not, we respectfully request that you fill in, date, sign and return the enclosed proxy at your earliest convenience in the enclosed return envelope.

                                          By Order of the Board of Directors
                                          /s/ Jordan B. Allen
                                          Jordan B. Allen
                                          Executive Vice President, General
                                          Counsel and Secretary

April 19, 1999
                            ------------------------

                                   IMPORTANT:

     PLEASE FILL IN, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE POSTPAID ENVELOPE PROVIDED TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING YOU MAY VOTE IN PERSON EVEN THOUGH YOU HAVE SENT IN YOUR PROXY.

                          AMERICAN CLASSIC VOYAGES CO.

                           TWO NORTH RIVERSIDE PLAZA
                                   SUITE 200
                            CHICAGO, ILLINOIS 60606
                                 (312) 258-1890
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                                  INTRODUCTION

     This Proxy Statement is being mailed or otherwise furnished to stockholders of American Classic Voyages Co., a Delaware corporation (the "Company"), on or about April 30, 1999, in connection with the solicitation by the board of directors of the Company of proxies to be voted at the annual meeting of stockholders of the Company (the "Annual Meeting") to be held at Robin Street Wharf, 1380 Port of New Orleans Place, New Orleans, Louisiana 70130-1890 at 10:00 A.M., Central Daylight Time, on Thursday, June 24, 1999, and at any adjournment(s) thereof. Stockholders who, after reading this Proxy Statement, have any questions should contact Jordan B. Allen, Executive Vice President, General Counsel and Secretary of the Company, in Chicago, Illinois at (312) 258-1890.

                 MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

     At the Annual Meeting, stockholders of the Company will consider and vote upon:

          (i) the election of eight (8) directors of the Company who will serve one-year terms commencing immediately upon their election, until their respective successors are duly elected and qualified;

          (ii) the approval of the 1999 Stock Option Plan; and

          (iii) such other business as may properly come before the meeting or any adjournment(s) thereof.
                            ------------------------

     The date of this Proxy Statement is April 19, 1999.

                               PROXY SOLICITATION

     The enclosed proxy is solicited by the board of directors of the Company. The cost of this proxy solicitation is anticipated to be nominal and will be borne by the Company, including charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of the Company's common stock. The solicitation generally will be effected by mail and such cost will include the cost of preparing and mailing these proxy materials. In addition to the use of the mails, proxies also may be solicited by personal interview, telephone, facsimile, or other similar means. Although solicitation will be made primarily through the use of the mail, officers, directors or employees of the Company may solicit proxies personally or by the above-described means without additional remuneration for such activity.

                                 ANNUAL REPORTS

     Stockholders are concurrently being furnished with a copy of the Company's Annual Report for 1998 which contains the Company's audited financial statements at December 31, 1998. Additional copies of the Annual Report and of the Company's Annual Report on Form 10-K for the year ended December 31, 1998 as filed with the Securities and Exchange Commission (the "SEC") may be obtained by any stockholder by contacting Karen Brown, Investor Relations Coordinator of the Company, at Two North Riverside Plaza, Chicago, Illinois 60606, (312) 258-1890, and such copies will be furnished promptly at no additional expense.

                         VOTING SECURITIES AND PROXIES

     As of April 15, 1999, 14,411,036 shares of the Company's common stock, $.01 par value per share ("Common Stock"), were issued and outstanding. The Company's Common Stock is the only class of shares entitled to vote at the Annual Meeting. Only stockholders of record at the close of business on April 25, 1999 (the "Record Date"), have the right to receive notice of and to vote at the Annual Meeting and any adjournment(s) thereof. Each share outstanding on the Record Date entitles the holder thereof to one vote in each matter to be voted upon at the Annual Meeting. The holders of a majority of the Company's issued and outstanding Common Stock, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. If, however, a quorum is not present or represented at the Annual Meeting, the stockholders entitled to vote at the Annual Meeting, whether present in person or represented by proxy, shall only have the power to adjourn the Annual Meeting until such time as a quorum is present or represented. At such time as a quorum is present or represented by proxy, the Annual Meeting will reconvene without notice to stockholders, other than an announcement at the prior adjournment of the Annual Meeting, unless the adjournment is for more than thirty (30) days or a new record date has been set. Two stockholders of the Company, each of which is a wholly owned subsidiary of Equity Group Investments, Inc., a company indirectly controlled by Samuel Zell and Ann Lurie, can direct the vote of approximately 50.5% of the outstanding shares of Common Stock. See "Security Ownership of Certain Beneficial Owners" for more information about Equity and certain of its affiliates.

     If a proxy in the form enclosed is duly executed and returned, the shares of Common Stock represented thereby will be voted in accordance with the specifications made thereon by the stockholder. If no such specifications are made, such proxy will be voted: (i) for election of the Management Nominees (as hereinafter defined) for directors; (ii) for approval of the 1999 Stock Option Plan; and (iii) at the discretion of Proxy Agents (as hereinafter defined) with respect to such other business as may properly come before the Annual Meeting or any adjournment(s) thereof. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved. Under applicable Delaware law, a broker non-vote will have no effect on the outcome of the election of directors, but will have the effect of a vote against approval of the 1999 Stock Option Plan. A proxy is revocable prior to its exercise by either a subsequently dated, properly executed proxy appointment or by a stockholder giving notice of revocation to the Company in writing. The mere presence at the Annual Meeting of a stockholder who appointed a proxy does not itself revoke the appointment.

                             ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

VOTING AND THE MANAGEMENT NOMINEES

     At the Annual Meeting, eight (8) directors will be elected to serve one-year terms commencing immediately upon their election and will hold office until the next Annual Meeting or until their respective successors are duly elected and qualified. Management's nominees for the eight (8) director positions to be filled by vote at the Annual Meeting are (the "Management Nominees"):

              Philip C. Calian
              Arthur A. Greenberg
              Jerry R. Jacob
              Emanuel L. Rouvelas
              Mark Slezak
              Joseph P. Sullivan
              Jeffrey N. Watanabe
              Samuel Zell

     All of the Management Nominees are currently serving as directors of the Company. For information regarding the Management Nominees, see "Directors and Executive Officers of the Company" in this section.

According to the Company's Second Amended and Restated By-laws, the number of directors of the Company shall be not less than two (2) and not more than thirteen (13). By resolution dated March 3, 1999, the board of directors determined that the number of directors shall be eight (8).

     At the Annual Meeting, if a quorum is present, the vote by holders of a majority of the Company's Common Stock present in person or represented by proxy shall elect the directors. It is the present intention of Samuel Zell and Philip
C. Calian, who will serve as the Company's proxy agents at the Annual Meeting (the "Proxy Agents"), to vote the proxies which have been duly executed, dated and delivered and which have not been revoked in accordance with the instructions set forth thereon or, if no instruction had been given or indicated, to elect the Management Nominees as directors. The board of directors does not believe that any of the Management Nominees will be unwilling or unable to serve as a director. However, if prior to the election of directors any of the Management Nominees becomes unavailable or unable to serve, the board of directors reserves the right to name a substitute nominee or nominees and the Proxy Agents expect to vote the proxies for the election of such substituted nominee(s).

                      RECOMMENDATION OF BOARD OF DIRECTORS
                    WITH RESPECT TO THE MANAGEMENT NOMINEES:

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE MANAGEMENT NOMINEES. IF A CHOICE IS SPECIFIED ON THE PROXY BY A STOCKHOLDER, THE SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED "FOR" THE MANAGEMENT NOMINEES.

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

     The following table sets forth as of April 15, 1999 the name, age, position and offices with the Company, present principal occupation or employment and material occupations and employment for the past five (5) years of each person who has been nominated for election as a director or is presently an executive officer of the Company.

                                                  PRINCIPAL POSITIONS WITH THE COMPANY;
                                                  PRINCIPAL OCCUPATION OR EMPLOYMENT AND
             NAME                AGE                   FIVE-YEAR EMPLOYMENT HISTORY
             ----                ---              --------------------------------------
Philip C. Calian...............  36    Director, President and Chief Executive Officer of the
                                       Company since February 1995; Executive Vice President and
                                       Chief Operating Officer of the Company from December 1994
                                       until February 1995; Director, Chairman of the Board and
                                       Chief Executive Officer of The Delta Queen Steamboat Co.
                                       ("Delta Queen") and Great Hawaiian Cruise Line, Inc., the
                                       Company's primary operating subsidiary for American Hawaii
                                       Cruises, ("American Hawaii") since February 1995; Chairman of the Board of CFI Industries, Inc. ("CFI") from March 1995 until August 1996; Co-Chairman and Chief Executive Officer of CFI from September 1994 until March 1995; Acting
                                       President and Chief Executive Officer of CFI from January
                                       1994 until September 1994; Vice President, Chief Financial
                                       Officer and Treasurer of CFI from September 1993 until
                                       September 1994; and Director of Mergers and Acquisitions of
                                       Great American Management and Investment, Inc. from May 1990 until December 1994.

                                                  PRINCIPAL POSITIONS WITH THE COMPANY;
                                                  PRINCIPAL OCCUPATION OR EMPLOYMENT AND
             NAME                AGE                   FIVE-YEAR EMPLOYMENT HISTORY
             ----                ---              --------------------------------------
Arthur A. Greenberg............  58    Director of the Company since 1982; Vice President and
                                       Assistant Treasurer of the Company from January 1990 until
                                       June 1995; Vice President and Assistant Treasurer of Delta
                                       Queen and American Hawaii from August 1993 until June 1995;
                                       Senior Vice President of American Hawaii from June 1993
                                       until August 1993; principal of Arthur A. Greenberg, C.P.A.
                                       and Senior Tax Advisor of Equity Group Investments, Inc.
                                       since 1997; President of the accounting firm of Greenberg &
                                       Pociask, Ltd. from 1971 until 1997; and Executive Vice
                                       President of Equity from 1986 through 1996.
Jerry R. Jacob.................  65    Director of the Company since 1991 and a private investor;
                                       Chairman of the Board of Midway Airlines Corporation from
                                       August 1994 until February 1997; Vice President of American
                                       Airlines, Inc. from 1974 to June 1993; and Director of
                                       Syratech Corp.
Emanuel L. Rouvelas............  54    Director of the Company since June 1998; senior partner of the law firm Preston Gates Ellis & Rouvelas Meeds in
                                       Washington, D.C. since 1974; and Vice Chairman and Trustee of the American College of Greece.
Mark Slezak....................  40    Director of the Company since June 1998; Director, Chief
                                       Financial Officer and Treasurer of Lurie Investments, Inc.,
                                       a private investment management company, since March 1995;
                                       Senior Vice President of Equity from January 1991 until
                                       January 1997; Treasurer of Equity from January 1990 until
                                       January 1996; and Director of Equity.
Joseph P. Sullivan.............  66    Director of the Company since July 1997; Director and member of the Executive Committee of IMC Global, Inc. since March
                                       1996; Chairman of the Board of The Vigoro Corporation from
                                       May 1991 until March 1996; and Chief Executive Officer of
                                       The Vigoro Corporation from May 1991 until September 1994.
Jeffrey N. Watanabe............  56    Director of the Company since June 1998; partner and
                                       principal of the law firm Watanabe, Ing & Kawashima since
                                       1971; and Director of American Savings Bank, Grace Pacific
                                       Corporation, Hawaiian Electric Industries, Inc., First
                                       Insurance Company of Hawaii, Ltd., and The Children's
                                       Television Workshop.
Samuel Zell....................  57    Chairman of the Board of the Company since August 1993;
                                       Director of the Company since 1980; previously Chairman of the Board of the Company from 1984 through 1988; Chairman of
                                       Equity Group Investments, L.L.C., a private investment firm, since 1999; Chairman of the Board of Equity Group
                                       Investments, Inc., Anixter International Inc., Capital
                                       Trust, Inc., Chart House Enterprises, Inc., Jacor
                                       Communications, Inc. and Manufactured Home Communities,
                                       Inc.; Chairman of the Board of Trustees of Equity Office
                                       Properties Trust and Equity Residential Properties Trust;
                                       and Director of Davel Communications, Inc., Fred Meyer, Inc.
                                       and Ramco Energy plc. See "Security Ownership of Certain
                                       Beneficial Owners" for a discussion of Mr. Zell's
                                       relationship with Equity.

                                                  PRINCIPAL POSITIONS WITH THE COMPANY;
                                                  PRINCIPAL OCCUPATION OR EMPLOYMENT AND
             NAME                AGE                   FIVE-YEAR EMPLOYMENT HISTORY
             ----                ---              --------------------------------------
Jordan B. Allen................  36    Executive Vice President of the Company since January 1998;
                                       Senior Vice President of the Company from June 1995 until
                                       January 1998; Vice President of the Company from August 1993 until June 1995; General Counsel of the Company since August
                                       1993; Secretary of the Company since February 1997;
                                       Executive Vice President of Delta Queen and American Hawaii
                                       since January 1998 and Director since June 1998; Senior Vice
                                       President of Delta Queen and American Hawaii from February
                                       1997 until January 1998; Vice President of Delta Queen and
                                       American Hawaii from August 1993 until January 1997; and a member of the law firm Rosenberg & Liebentritt, P.C. from
                                       September 1990 until December 1996.
Townsend E. Carman.............  60    Executive Vice President -- Honolulu Operations of American
                                       Hawaii since September 1998; Senior Vice President -- Marine
                                       Operations of American Hawaii from March 1997 until
                                       September 1998; Vice President -- Marine Operations of Delta
                                       Queen from September 1989 until January 1995; and Senior
                                       Project Manager of Guido Perla & Associates, a naval
                                       architect firm, from February 1995 until April 1996 and from
                                       September 1996 until March 1997.
Roderick K. McLeod.............  58    Executive Vice President of the Company since February 1999;
                                       Senior Vice President -- Marketing of Carnival Corporation
                                       from July 1997 through February 1999; Executive Vice
                                       President of Sales, Marketing and Passenger Services of
                                       Royal Caribbean Cruises Ltd. from January 1972 through
                                       August 1986 and October 1988 through June 1996; and
                                       President and Chief Operating Officer of Norwegian Cruise
                                       Line from August 1986 through October 1988.
Randall L. Talcott.............  38    Vice President -- Finance, Treasurer and Chief Accounting
                                       Officer of the Company since October 1998; Vice
                                       President -- Finance, Assistant Treasurer and Chief
                                       Accounting Officer of Delta Queen and American Hawaii since
                                       October 1998; Treasurer of ANTEC Corporation from July 1994 through September 1998; and consultant from January 1994
                                       through July 1994.
J. Scott Young.................  47    Executive Vice President -- Operations of the Company and
                                       President of Delta Queen and American Hawaii since April
                                       1998; Senior Vice President -- Operations of the Company
                                       from June 1996 until April 1998; Executive Vice President of
                                       Delta Queen from June 1992 until May 1994; Director of Delta
                                       Queen since May 1994; Executive Vice President of Delta
                                       Queen since August 1993; Chief Operating Officer of Delta
                                       Queen since June 1996; and Director, Executive Vice
                                       President and Chief Operating Officer of American Hawaii
                                       since June 1996.
Russell Varvel.................  54    Executive Vice President and General Sales Manager of Delta
                                       Queen and American Hawaii since June 1996; Senior Vice
                                       President -- Sales and Marketing of Delta Queen from June
                                       1995 through June 1996; and Senior Vice President and
                                       General Sales Manager of Delta Queen from January 1991
                                       through June 1995.

BOARD COMMITTEES AND BOARD OF DIRECTOR AND COMMITTEE MEETINGS

     During 1998, the Company's board of directors held four (4) meetings. All directors were present for at least 75% of the meetings of the board and its committees they were eligible to attend.

     The board of directors has an Executive Committee which consisted of Messrs. Calian and Zell during 1998. The Executive Committee possesses and may exercise the full and complete authority of the board of directors in the management and business affairs of the Company during the intervals between the meetings of the board of directors. All action by the Executive Committee is reported to the board of directors at its next meeting and such actions are subject to revision and alteration by the board of directors, provided that no rights of third persons can be prejudicially affected by the subsequent action of the board of directors. Vacancies on the Executive Committee are filled by the board of directors. However, during the temporary absence of a member of the Executive Committee, due to illness or inability to attend a meeting for other cause, the remaining member(s) of the Executive Committee may appoint a member of the board of directors to act in the place, and with all the authority, of such absent member. For 1999, the Executive Committee will consist of Messrs. Calian and Zell, who will continue in office until the Committee is dissolved, terminated or reorganized or such members are replaced. The Executive Committee did not hold any meetings in 1998.

     The Company has an Audit Committee which consists of Messrs. Jacob and Sullivan. The Audit Committee has the power to (i) recommend to the board of directors the independent certified public accountants to be selected to serve the Company, (ii) review with the independent certified public accountants the planned scope and results of the annual audit, their reports and recommendations, (iii) review with the independent certified public accountants matters relating to the Company's system of internal controls, and (iv) review all transactions between the Company and related parties. The Audit Committee held two (2) meetings in 1998. For 1999, the Audit Committee will consist of Messrs. Jacob, Sullivan and Greenberg.

     The Company has a Compensation Committee which consisted of Messrs. Jacob and Slezak in l998. The Compensation Committee exercises certain powers of the board of directors in connection with compensation matters, including incentive compensation and benefit plans. The Compensation Committee did not hold any meetings in 1998, but did approve various actions by unanimous written consents in lieu of a meeting. For 1999, the Compensation Committee will consist of Messrs. Jacob and Slezak.

                             EXECUTIVE COMPENSATION

GENERAL

     The following table sets forth all compensation awarded to, earned by, or paid to the Chief Executive Officer during 1998 and those persons who were, at December 31, 1998, the other four most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM
                                                                          COMPENSATION
                                                                             AWARDS
                                              ANNUAL COMPENSATION     ---------------------
                                             ---------------------    SECURITIES UNDERLYING        ALL OTHER
   NAME AND PRINCIPAL POSITION       YEAR    SALARY($)    BONUS($)        OPTIONS(#)(1)        COMPENSATION($)(2)
   ---------------------------       ----    ---------    --------    ---------------------    ------------------
Philip C. Calian                     1998     243,654           0            500,000                  6,400
  President and Chief                1997     233,654           0                  0                  6,400
  Executive Officer                  1996     200,000     129,050            202,180                  8,250
J. Scott Young                       1998     235,052           0            200,000                  6,400
  Exec. VP - Operations;             1997     194,423           0                  0                  6,400
  President and Chief                1996     167,077      46,817             75,000                  7,500
  Operating Officer of American
  Hawaii and Delta Queen
Jordan B. Allen                      1998     194,230           0            312,500                  6,400
  Exec. VP and General               1997     176,181           0                  0                  6,400
  Counsel                            1996     137,595      55,550             35,000                  9,000
Russell Varvel                       1998     188,392           0             19,000                  6,400
  Exec. VP and General               1997     174,519           0                  0                  6,400
  Sales Manager of                   1996     156,682      46,081             60,000                  7,500
  American Hawaii and Delta Queen
Townsend E. Carman                   1998     146,843           0             17,000                  6,400
  Exec. VP - Honolulu                1997     105,000      29,250             10,000                 10,659(3)
  Operations of American             1996          --          --                 --                     --
  Hawaii

---------------
(1) In December 1996, the Company terminated 45,000 and 40,000 Options and Share Appreciation Rights ("SARs") previously granted to Messrs. Young and Varvel, respectively, and issued replacement options to these recipients for the same number of underlying securities with vesting over the same period as the SARs.

(2) Reflects amounts paid under the Advantage Savings Retirement Plan, a plan qualified under Section 401 of the Internal Revenue Code of 1986, as amended (the "Code"), for both the discretionary profit-sharing component and matching contribution.

(3) Includes $5,859 in reimbursable moving expenses paid by the Company.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                  INDIVIDUAL GRANTS                         POTENTIAL REALIZABLE VALUE
                             -----------------------------------------------------------         AT ASSUMED ANNUAL
                                 NUMBER OF         % OF TOTAL                                     RATES OF STOCK
                                SECURITIES          OPTIONS       EXERCISE                    PRICE APPRECIATION FOR
                                UNDERLYING         GRANTED TO     OR BASE                         OPTION TERM(1)
                                  OPTIONS         EMPLOYEES IN     PRICE      EXPIRATION    ---------------------------
          NAME                  GRANTED(#)        FISCAL YEAR      ($/SH)        DATE        5%($)(2)       10%($)(3)
          ----                  ----------        ------------    --------    ----------     --------       ---------
Philip C. Calian.........        500,000(4)          30.9%         17.25         1/5/08      5,424,216      13,746,029
J. Scott Young...........        200,000(4)          12.4%         17.25         1/5/08      2,169,686       5,498,411
Jordan B. Allen..........        312,500(4)          19.3%         17.25         1/5/08      3,390,135       8,591,268
Russell Varvel...........          7,000(5)            .4%         17.25         1/5/08         75,939         192,444
                                  12,000(6)            .8%         16.00       12/18/08        120,748         305,999
Townsend E. Carman.......          5,000(5)            .3%         17.25         1/5/08         54,242         137,460
                                  12,000(6)            .8%         16.00       12/18/08        120,748         305,999

---------------
(1) These numbers are for presentation purposes only and are not predictions of future stock price.

(2) Assumes a stock price of: $28.09 at the end of ten years for options granted with an exercise price of $17.25 per share and an expiration date of January 5, 2008; and $26.06 at the end of ten years for the options granted with an exercise price of $16.00 per share and an expiration date of December 18, 2008.

(3) Assumes a stock price of: $44.74 at the end of ten years for options granted with an exercise price of $17.25 per share and an expiration date of January 5, 2008; and $41.50 at the end of ten years for the options granted with an exercise price of $16.00 per share and an expiration date of December 18, 2008.

(4) Options were granted to Messrs. Calian, Young and Allen on January 5, 1998. These options vest in five equal annual installments beginning one year after the initial grant, subject to certain acceleration provisions based on appreciation of the Company's Common Stock price. As the average closing price of the Company's Common Stock exceeded 130% of the exercise price of the granted options for a 30 calendar-day period during 1998, two-fifths of such options vested in 1998.

(5) Options were granted to Messrs. Varvel and Carman on January 5, 1998. These options vest in three equal annual installments beginning one year after the initial grant.

(6) Options were granted to Messrs. Varvel and Carman on December 18, 1998. These options vest in three equal annual installments beginning one year after the initial grant.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                         VALUE OF UNEXERCISED
                                                                 NUMBER OF UNEXERCISED   IN-THE-MONEY OPTIONS
                                                                 OPTIONS AT FY-END(#)        AT FY-END($)
                                 SHARES ACQUIRED      VALUE          EXERCISABLE/            EXERCISABLE/
NAME                             ON EXERCISE(#)    REALIZED($)       UNEXERCISABLE          UNEXERCISABLE
----                             ---------------   -----------   ---------------------   --------------------
Philip C. Calian...............           0               0         517,180/300,000       2,362,348/112,500
J. Scott Young.................           0               0         154,999/130,001         569,783/128,342
Jordan B. Allen................           0               0         195,833/189,167         521,856/83,857
Russell Varvel.................      15,000          86,250          45,000/25,667          322,707/77,544
Townsend E. Carman.............           0               0           3,333/23,667           14,849/51,076

                           COMPENSATION OF DIRECTORS

     The Company pays its non-employee members of the board a certain number of stock units as an annual retainer. Each stock unit is convertible into one share of the Company's Common Stock at a time determined in advance by each director. As set forth in the Company's 1992 Stock Option Plan, as amended, on an annual basis commencing July 1, 1997, non-employee directors have received stock units with a market value equal to

$30,000, based on the average closing price of the Company's Common Stock for the five (5) trading days preceding the grant date. One-quarter (1/4) of such stock units vest on the first day of each calendar quarter.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     For the 1998 year, the members of the Compensation Committee of the board of directors were Messrs. Jacob and Slezak. During 1998, no interlocking relationships existed.

     Messrs. Zell and Slezak served as members of the board of directors of numerous non-public companies owned in whole or in part by Mr. Zell or his affiliates which did not have compensation committees, and in many cases the executive officers of those companies included Messrs. Zell and Slezak.

     Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including the Proxy Statement, in whole or in part, the Compensation Committee Report presented below and the Performance Graph following shall not be incorporated by reference into any such filings.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Company's board of directors is responsible for recommending to the board of directors the Company's compensation policy for executive officers. As a rule, the Company's policy is to pay base salaries and bonuses that are both competitive in the marketplace and which will attract and retain highly qualified personnel. In addition, through grants of stock options, the Company provides meaningful incentives intended to reward both individual and corporate performance as well as linking its executive officers' interests with those of the Company's stockholders. To the extent consistent with its compensation policy, it is the Company's intent to structure its compensation in a manner which will comply with the limitations imposed by the Omnibus Budget Reconciliation Act of 1993 regarding the deductibility of executive compensation under Section 162(m) of the Code.

ANNUAL COMPENSATION

     The Company has adopted a competitive salary and bonus structure for its executive officers based on a review of local and national peer group salary surveys. Base salaries for executive officers are reviewed annually and are designed to be competitive with other well-managed companies in the travel, leisure and entertainment industry, as adjusted by sales volume and profitability. This group includes, but is not limited to, the companies contained in the Peer Group Index selected by the Company for purposes of the Performance Graph set forth below. Annual increases are based, in part, on an executive officer's responsibilities, performance evaluations and expected future contributions. Factors considered in evaluating the performance of an executive officer include the achievement of pre-established quantitative goals that are specific to an individual's and the Company's performance.

     Incentive compensation, in the form of annual bonuses, is closely tied to the Company's performance, provided that certain overall corporate goals are met. This form of compensation, available to the Company's managers, including its executive officers, is structured in a manner that is intended to encourage continued profitability and to enhance stockholder value. The Company has two bonus plans, the Performance Management Objectives ("PMO") Bonus Plan and the Executive Bonus Plan, which are available to employees based on their position within the Company. Under the Company's bonus plans, each participant receives an annual review to determine what, if any, bonus should be paid, and awards are based on the Company's performance during the year as compared to budgeted operating income approved by the board. For 1998, the Company did not achieve stated financial objectives to qualify executive officers for bonus payments and, accordingly, no bonus payments were made to executive officers for the year.

LONG-TERM COMPENSATION

     The Compensation Committee believes that whereas bonus programs provide rewards for positive short-term individual and corporate performance, the interests of stockholders are best served by giving executive officers the opportunity to participate in the appreciation of the Company's stock through the granting of stock options. The Compensation Committee believes that over an extended period of time, stock performance will, to a meaningful extent, reflect individual performance, and that such arrangements further reinforce management goals and incentives to achieve stockholder objectives. Under the Company's 1992 Stock Option Plan, the Compensation Committee determines those officers to whom, and the time or times at which, stock options will be awarded as well as the number of shares. The number of shares granted to an individual is based upon established guidelines relating to the recipient's position, salary and the Company's stock price. During 1998, the Company granted options to purchase 1,618,000 shares to officers and management employees of the Company and its subsidiaries.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     The Compensation Committee believes that the compensation of the Company's Chief Executive Officer should be both competitive and based on Company performance. In 1998, Mr. Calian was paid a salary of $243,654 and was not paid a bonus since the Company did not achieve the stated financial objectives set by the board of directors. It has been the Company's desire to establish a long-term, incentive-based compensation arrangement with Mr. Calian and Mr. Calian's desire to receive a significant portion of his compensation in the form of stock option grants. Accordingly, in 1998 the Company granted to Mr. Calian options to purchase 500,000 shares of Common Stock vesting over five (5) years, subject to certain acceleration provisions based on appreciation of the Company's Common Stock price. In 1998, options to purchase 200,000 shares were accelerated based on the appreciation of the market value of the Company's Common Stock. The grant of options to Mr. Calian was made at the market price for the Common Stock on the date of the grant. The Compensation Committee believes that Mr. Calian's salary and bonus are less than those of chief executive officers at companies of similar size in the travel industry, but that given the stock option grants, Mr. Calian's total compensation package is on market terms.

                                          Respectively submitted,

                                          Jerry R. Jacob
                                          Mark Slezak

                               PERFORMANCE GRAPH

     Below is a graph comparing total stockholder return on the Company's Common Stock, from December 31, 1993 through 1998, with a peer group comprised of 16 entertainment and leisure companies and a published industry index, the S&P 500, as required by the rules of the SEC.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
        ASSUMES INITIAL INVESTMENT OF $100 AND REINVESTMENT OF DIVIDENDS
                              [PERFORMANCE GRAPH]

              ----------------------------------------------------------------------------------------------------
                                                    Starting
                                                     Basis
                  Description                         1993      1994      1995      1996      1997      1998
              ----------------------------------------------------------------------------------------------------
                  The Company                       $100.00    $ 78.48   $ 63.76   $ 76.96   $106.27   $103.34
              ----------------------------------------------------------------------------------------------------
                  S & P 500                         $100.00    $101.32   $139.40   $171.40   $228.59   $293.91
              ----------------------------------------------------------------------------------------------------
                  Peer Group                        $100.00    $ 98.51   $120.98   $128.21   $178.35   $208.30
              ----------------------------------------------------------------------------------------------------

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of its Common Stock, to file reports of ownership and changes of ownership with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     The Company believes that, for 1998, all applicable filing requirements of the Company's officers and directors were complied with, except that a Form 4 for one transaction in 1998 for Mr. Varvel was inadvertently filed late in February 1999.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of April 15, 1999, except as noted, certain information with respect to each person or entity who is known by the management of the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock:

                  NAME AND ADDRESS OF                                  AMOUNT AND NATURE OF      PERCENT
                    BENEFICIAL OWNER                                  BENEFICIAL OWNERSHIP(1)    OF CLASS
                  -------------------                                 -----------------------    --------
Samuel Zell and Entities Controlled by
Samuel Zell and/or Ann Lurie:(2)(3)(4)..................                                          51.8%
  EGI Holdings, Inc. ................................... 3,641,873
  EGIL Investments, Inc. ............................... 3,641,874
  Samstock, L.L.C.......................................    52,500
  Anda Partnership......................................    52,500
  Samuel Zell...........................................   125,500
  Ann Lurie Revocable Trust.............................    17,000           7,531,247
                                                         ---------
Two N. Riverside Plaza
Chicago, IL 60606

Wallace R. Weitz & Company(5).....................................           1,497,000            10.4%
1125 S. 103rd Street, Suite 600
Omaha, NE 68124-6008

---------------
(1) The number of shares of the Company's Common Stock indicated as beneficially owned is reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities.

(2) The referenced entities or individuals are each the beneficial owner of the shares of Common Stock shown next to their name. EGI Holdings, Inc. ("Holdings") and EGIL Investments, Inc. ("Investments") are both Illinois corporations and wholly owned by Equity Group Investments, Inc., an Illinois corporation ("Equity"). The stockholders of Equity are trusts created for the benefit of Samuel Zell and his family and Ann Lurie and her family. One of the co-trustees of certain of the trusts created for the benefit of Mrs. Lurie and her family is Mark Slezak. Samstock, L.L.C. is a Delaware limited liability company and wholly owned by SZ Investments, L.L.C., a Delaware limited liability company. The sole managing member of SZ Investments, L.L.C. is a corporation whose sole stockholder is a trust of which Mr. Zell is the trustee and beneficiary; the non-managing members are two partnerships whose partners are trusts created for the benefit of Mr. Zell. Anda Partnership is an Illinois general partnership whose partners are trusts created for the benefit of Mrs. Lurie and her family of which Mrs. Lurie and Mr. Slezak are co-trustees. Mrs. Lurie is the trustee and beneficiary of the Ann Lurie Revocable Trust.

    The above chart includes 5,500 stock units beneficially owned by Mr. Zell which convert to 5,500 shares of Common Stock at a time determined by Mr. Zell at the time of the grant. The chart also includes options to purchase 120,000 shares of Common Stock beneficially owned by Mr. Zell which are currently exercisable or exercisable within 60 days of the date of this table.

    Mr. Zell disclaims beneficial ownership of 3,641,874 shares beneficially owned by the subsidiaries of Equity; 52,500 shares beneficially owned by Anda Partnership and 17,000 shares beneficially owned by the Ann Lurie Revocable Trust. Mrs. Lurie disclaims beneficial ownership of 3,641,873 shares beneficially owned by the subsidiaries of Equity; 52,500 shares beneficially owned by Samstock, L.L.C.; 5,500 stock units beneficially owned by Mr. Zell; and options to purchase 120,000 shares beneficially owned by Mr. Zell.

(3) 3,603,000 of the shares owned by Holdings are held at four financial institutions as collateral for loans. Under the various loan agreements, the institutions cannot vote or exercise any ownership rights relating to the pledged shares unless there is an event of default.

(4) 1,000,000 of the shares owned by Investments are held at a financial institution as collateral for a loan. Under the loan agreement, the institution cannot vote or exercise any ownership rights relating to the pledged shares unless there is an event of default.

(5) As of December 31, 1998, according to a Schedule 13G dated February 10, 1999 filed with the SEC by Wallace R. Weitz & Company. The Common Stock reported herein is beneficially owned by Wallace R. Weitz & Company, a Nebraska corporation and a registered investment advisor.

                        SECURITY OWNERSHIP BY MANAGEMENT

     The following information is furnished as of April 15, 1999, with respect to the shares of the Company's Common Stock beneficially owned by each of the directors and executive officers named in the Summary Compensation Table and by all directors and executive officers as a group. Information concerning the directors and executive officers and their security holdings has been furnished by them to the Company. The amounts of the Company's Common Stock and stock options beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities.

                                                                    SHARES UPON
                                                                 EXERCISE OF STOCK
                                                                  OPTIONS(1) AND
                  NAME OF                        SHARES OF      CONVERSION OF STOCK
              BENEFICIAL OWNER                  COMMON STOCK         UNITS(2)            TOTAL      PERCENT
              ----------------                  ------------    -------------------      -----      -------
Jordan B. Allen.............................           117             192,167           192,284      1.3%
Philip C. Calian............................        15,499             517,180           532,679      3.6%
Townsend E. Carman..........................            --               8,332             8,332      *
Arthur A. Greenberg.........................        70,000              46,145(3)        116,145      *
Jerry R. Jacob..............................        10,083              31,145(3)         41,228      *
Emanuel L. Rouvelas.........................        13,000               2,000(4)         15,000      *
Mark Slezak.................................     7,336,247(5)            2,000(4)      7,338,247     50.9%
Joseph P. Sullivan..........................            --               4,900(4)          4,900      *
Russell Varvel..............................         1,253              49,000            50,253      *
Jeffrey N. Watanabe.........................         1,000(6)            2,000(4)          3,000      *
J. Scott Young..............................           469             156,666           157,135      1.1%
Samuel Zell.................................     7,336,247(5)          125,500(3)      7,461,747     51.3%
All Directors and Executive Officers as a
  Group(14 persons).........................     7,589,479           1,137,035         8,726,514     56.1%

---------------
* Less than 1%.

(1) Represents beneficial ownership of shares that may be acquired by the exercise of stock options which are currently exercisable or exercisable within 60 days of the date of this table.

(2) Represents beneficial ownership of stock units which convert to Common Stock (on a 1-for-1 basis) at a time determined at the date of grant; since such time of conversion is not ascertainable, the Company has chosen to include all stock units which are now vested or will vest within 60 days of the date of this table.

(3) Includes 5,500 stock units which convert to Common Stock (on a 1-for-1 basis) at the time determined at the date of grant. Holders of such stock units do not vote the shares.

(4) Represents stock units which convert to Common Stock (on a 1-for-1 basis) at the time determined at the date of grant. Holders of such stock units do not vote the shares.

(5) Includes 3,641,873 shares beneficially owned by Holdings and 3,641,874 shares beneficially owned by Investments. For Mr. Zell, includes 52,500 shares beneficially owned by Samstock, L.L.C. For Mr. Slezak, includes 52,500 shares beneficially owned by Anda Partnership. Mr. Slezak disclaims beneficial ownership of these shares. See footnote (2) to Security Ownership of Certain Beneficial Owners for further information and disclaimer of ownership.

(6) Represents shares beneficially owned by Mr. Watanabe through a self-directed pension plan.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Equity and its affiliates provided certain administrative support and advisory services for the Company, including, but not limited to, legal, tax advisory and benefit services, for which the Company has been charged by Equity. In 1998, the Company paid approximately $435,000 for such services performed by Equity and its affiliates.

     The Company leases its principal executive offices in Chicago, Illinois from an affiliate of Equity. In 1998, the Company did not make any rental payments as its rent obligations were abated under the terms of the lease. As a result of the 1997 relocation of the Company's American Hawaii Cruises mainland offices from Chicago to New Orleans, the Company had unused office space in its Chicago location. In 1998, the Company and Equity amended the Company's lease, reducing the space covered by the lease. As part of this amendment, the Company released the unused office space and Equity reimbursed the Company for the remaining value of the leasehold improvements paid for by the Company in the released premises by granting the Company a $0.6 million reduction in future rent under the lease. In addition, prior to amending the lease, the Company leased the unused space to Equity Office Properties Trust, an affiliate of Mr. Zell, and received $78,000 in 1998. These arrangements with affiliates of Equity and Mr. Zell were conducted on terms no less favorable to the Company than could be obtained from unaffiliated third parties and were approved by a majority of the non-affiliated members of the board of directors.

     The Company paid approximately $768,000 for legal services to Preston Gates Ellis & Rouvelas Meeds ("Preston Gates") during 1998. Mr. Rouvelas is a partner of Preston Gates. During 1998, the Company paid approximately $113,000 for legal services to Watanabe, Ing & Kawashima ("WIK"). Mr. Watanabe is a partner of WIK.

                     APPROVAL OF THE 1999 STOCK OPTION PLAN
                                  (PROPOSAL 2)

     The Company seeks stockholder approval of the 1999 Stock Option Plan (the "1999 Plan"). The board of directors adopted the 1999 Plan as of January 4, 1999 and recommended that the 1999 Plan be submitted to the stockholders of the Company for approval.

     The full text of the 1999 Plan, as approved and adopted by the board of directors, is set forth in Exhibit A to this Proxy Statement, and the following description of the 1999 Plan is qualified in its entirety by reference to such text. The 1999 Plan is substantially the same as the Company's 1992 Stock Option Plan, as amended (the "1992 Plan").

DESCRIPTION OF THE PLAN

     The purpose of the 1999 Plan is to incentivize certain directors, officers, key employees and consultants and to reward such persons for their contributions to the Company. Pursuant to the 1999 Plan, certain officers, directors, key employees and consultants of the Company are offered the opportunity to acquire shares of Common Stock through the grant of stock options ("Options"), including non-qualified stock options and, for key employees, incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). In addition, the 1999 Plan provides for the granting of stock appreciation rights ("SARs"), stock units or grants, performance shares and reload options. Options, SARs, stock units or grants, performance shares and reload options are sometimes referred to herein as "Awards." At present, there are approximately 156 persons who participate under the 1992 Plan. It is not possible at this time to estimate the number of persons who will become eligible to participate in the 1999 Plan.

     The 1999 Plan is administered by the Compensation Committee which is appointed by the board of directors. The Compensation Committee determines those officers, directors, key employees and consultants to whom, and the time or times at which, grants of Awards will be made. The Compensation Committee interprets the 1999 Plan, adopts rules relating thereto and determines the terms and provisions of Awards. The Compensation Committee also has the right to accelerate Award exercise rights or make other adjustments if the Company is merged or consolidated, the property or stock of the Company is acquired by another corporation or the Company is reorganized, liquidated or impacted by an extraordinary transaction.

     A total of 3.0 million shares of Common Stock are currently reserved for issuance under the 1999 Plan. The 1999 Plan will terminate at such time as no further shares of Common Stock are available for issuance upon the exercise of Awards and all outstanding Awards have expired or been exercised. The board of directors may at any time amend or terminate the 1999 Plan. Stockholder approval of an amendment is necessary if required for compliance with Rule 16b-3 promulgated under Section 16(b) of the Securities Exchange Act of 1934.

     In order to promote longevity within the Company and to tie compensation to the Company's performance, the Company has granted Options to purchase an aggregate of approximately 620,000 shares of Common Stock to certain senior officers of the Company and its subsidiaries as of the date of this Proxy Statement. The grant of these Options is subject to the approval of this proposal by the Company's stockholders at the Annual Meeting. These Options will vest over a period of three (3) years and be exercisable at a price fixed on the date of the grant. The exercise price for all Options granted under the 1999 Plan has not been, and shall not be, less than the fair market value of the underlying Common Stock at the time the Option is granted.

     Set forth below is information as of the date of this Proxy Statement concerning Option grants made by the Compensation Committee to: named executive officers; executive officers as a group; non-executive directors as a group; and all employees, except executive officers, as a group. The maximum benefit received by such grantees pursuant to these grants cannot be determined at this time because the future performance of the Common Stock is unknown. The Compensation Committee may make additional grants in 1999 and thereafter that could be on materially different terms from those of the grants set forth below. It is not possible to determine the maximum benefits (other than pursuant to limits on the number of shares that may be granted in the aggregate or to any person) that will be granted to any person in 1999 under the 1999 Plan or what benefits or amount would have been received by any person.

                               NEW PLAN BENEFITS

                                                                 NUMBER OF SHARES
                NAME AND PRINCIPAL POSITION                     SUBJECT TO OPTIONS
                ---------------------------                     ------------------
Philip C. Calian............................................         100,000
  President and Chief Executive Officer
J. Scott Young..............................................          50,000
  Exec. VP -- Operations; President and Chief Operating
  Officer of American Hawaii and Delta Queen
Jordan B. Allen.............................................          50,000
  Exec. VP and General Counsel
Russell Varvel..............................................              --
  Exec. VP and General Sales Manager Of American Hawaii and
  Delta Queen
Townsend E. Carman..........................................              --
  Exec. VP -- Honolulu Operations of American Hawaii
Executive Officers as a Group, including those named
  above.....................................................         600,000(1)
Non-Executive Directors as a Group..........................              --
All Employees, except Executive Officers, as a Group........          20,000

---------------
(1) Includes Option grants to Messrs. Calian, Young and Allen reflected above and 400,000 Options granted to Mr. McLeod under the terms of his February 1999 employment agreement with the Company.

     On April 15, 1999, the closing price of the Common Stock on the Nasdaq National Market was $18.8125 per share.

FEDERAL INCOME TAX CONSEQUENCES

     The 1999 Plan, to the extent possible, complies with Section 162(m) of the Code to ensure the Company can maximize the income tax deductions for grants made under the 1999 Plan. Section 162(m) of the Code limits the deduction a publicly held corporation may take to the extent compensation exceeds $1,000,000 for certain employees. This limit does not apply to compensation paid solely from Options granted with exercise prices at or above fair market value on the grant date, or compensation paid due to meeting stated performance goals, provided the goals are determined by the Compensation Committee and approved by the stockholders of the Company. Therefore, certain performance-based objectives have been established by the Compensation Committee to be used in connection with conditions, restrictions and limitations for awards of stock under the 1999 Plan. By approving the 1999 Plan, the stockholders will be approving the performance goals identified by the Compensation Committee of the board.

     There will be no federal income tax consequences to a participant or the Company upon the grant of either an ISO or an NQSO under the 1999 Plan. Upon exercise of a NQSO, a participant will recognize ordinary income in an amount equal to (i) the fair market value on the date of the exercise of the acquired shares of Common Stock, less (ii) the exercise price of the NQSO, and the Company will be entitled to a tax deduction in the same amount. Upon exercise of an ISO, a participant recognizes no immediate taxable income. Income recognition is deferred until the participant sells the shares of Common Stock. If the Option is exercised no later than three (3) months after the termination of the participant's employment, and the participant does not dispose of the shares acquired pursuant to the exercise of the Option within two (2) years from the date of the Option was granted and within one (1) year after the exercise of the Option, the gain on the sale will be treated as long-term capital gain. The excess of the fair market value of the Common Stock acquired upon exercise over the option price constitutes a tax preference item for purposes of computing the "alternative minimum tax" under the Code. The Company is not entitled to any tax deduction at the time of the exercise of an ISO. If the participant sells the shares received upon the exercise of an ISO in less than the required holding period, the participant will recognize ordinary income in an amount equal to the lesser of (i) the fair market value of the common stock on the date of exercise minus the option price, or (ii) the amount realized on disposition minus the option price, and the Company will be entitled to a deduction in the same amount.

     A director does not recognize income upon the granting of a stock unit under the 1999 Plan but rather at the time the unit converts to Common Stock, and the Company does not take a deduction at the time of the grant but rather when the units are converted to Common Stock.

APPROVAL OF THE 1999 PLAN

     The 1999 Plan shall not take effect until approved by the stockholders of the Company. The affirmative vote of the holders of a majority of the shares of the Company's Common Stock present or represented and voting is required for approval of the 1999 Plan.

                      RECOMMENDATION OF BOARD OF DIRECTORS
                  WITH RESPECT TO THE 1999 STOCK OPTION PLAN:

     THE BOARD RECOMMENDS A VOTE "FOR" THE PROPOSED 1999 STOCK OPTION PLAN. IF A CHOICE IS SPECIFIED ON THE PROXY BY A STOCKHOLDER, THE SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED "FOR" APPROVAL.

                            INDEPENDENT ACCOUNTANTS

     KPMG Peat Marwick, L.L.P. have been the principal auditors for the Company for the past year. Representatives of KPMG Peat Marwick, L.L.P. are expected to be present at the Annual Meeting, will be given an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

                STOCKHOLDERS' PROPOSALS FOR 2000 ANNUAL MEETING

     A proposal submitted by a stockholder for the 2000 Annual Meeting of the Company must be received by the Secretary of the Company, Two North Riverside Plaza, Suite 200, Chicago, Illinois 60606, by December 31, 1999, in order to be eligible to be included in the Company's proxy statement for that meeting. New SEC rules regarding stockholder proposals became effective on June 29, 1998. Pursuant to these new rules, if the Company has not received notice by December 30, 1999 of any matter a stockholder intends to propose for a vote at the Company's annual meeting, then a proxy solicited by the board of directors may be voted on such matter in the discretion of the proxy holder, without discussion of the matter in the Proxy Statement soliciting such proxy and without such matter appearing as a separate item on the proxy card.

                                   CONCLUSION

     The Company knows of no other business which will be presented at the Annual Meeting. However, if other matters properly come before the meeting, it is the intention of the Proxy Agents to vote upon such matters in accordance with their good judgment in such matters.

                                          By Order of the Board of Directors
                                          /s/ Jordan B. Allen
                                          Jordan B. Allen
                                          Executive Vice President, General
                                          Counsel and Secretary


April 19, 1999
Chicago, Illinois

                                                                       EXHIBIT A

                          AMERICAN CLASSIC VOYAGES CO.
                             1999 STOCK OPTION PLAN

1. PURPOSE AND STRUCTURE.

     The purpose of this 1999 Stock Option Plan (the "1999 Plan") is to encourage and enable certain directors, officers, key employees and consultants of American Classic Voyages Co. (the "Company") and its subsidiaries to acquire a proprietary interest in the Company through the ownership of common stock of the Company. Such ownership will provide such employees with a more direct stake in the future welfare of the Company and encourage them to remain with the Company or a subsidiary of the Company. It is also expected that the 1999 Plan will encourage qualified persons to seek and accept employment with the Company.

     Pursuant to the 1999 Plan, certain directors, officers, key employees and consultants will be offered the opportunity to acquire common stock through the grant of certain interests, including: (a) "non-qualified" stock options ("NQSOs"); (b) for key employees only, "incentive stock options" ("ISOs") (which term, when used herein, shall have the meaning ascribed thereto by Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"); (c) stock appreciation rights ("SARs") or phantom shares; and (d) stock units or grants;
(e) performance shares; and (f) reload options to purchase additional shares if shares are delivered in payment for any other interest. The term "Options" hereinafter shall refer to the interests in items (a), (b), (d) and (f) of the preceding sentence, and the term "Award" hereinafter shall refer to all of the foregoing interests. The term "Subsidiary" hereinafter shall mean any present or future corporation which is or would be a "subsidiary corporation" of the Corporation as the term is defined in Section 424 of the Code determined as if the Corporation were the employer corporation. The Options designated as ISOs and the provisions of the 1999 Plan applicable thereto shall be interpreted in a manner consistent with Section 422 of the Code and all valid regulations issued thereunder.

2. ADMINISTRATION OF THE 1999 PLAN.

     The 1999 Plan shall be administered by the Committee as described in Paragraph 3. In administering the 1999 Plan, the Committee may adopt rules and regulations for carrying out the 1999 Plan. Any interpretation and decision with regard to any question arising under the 1999 Plan made by the Committee shall be final and conclusive as to all participants in the 1999 Plan ("Participants") and all other employees of the Company or a Subsidiary. The Committee shall determine the directors, officers, employees and consultants to whom, and the time or times at which, grants shall be made, the number and type of Awards to be included in the grants, the times or times within which (during the term of the Awards) all or portions of Awards may be exercised, the price at which Awards granted will be exercisable, the SAR exercise value and all other matters with respect to the Awards.

3. COMMITTEE.

     The "Committee" is the Compensation Committee which shall be appointed from time to time by the Board of Directors of the Company (the "Board") and which shall be constituted as to permit the 1999 Plan and grants hereunder to comply with Rule 16b-3 promulgated under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Section 162(m) of the Code and Treasury Regulation Section 1.162-27.

     The Board may at any time and from time to time remove any member of the Committee, with or without cause, appoint additional members of the Committee and fill vacancies, however caused, in the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination of the Committee reduced to writing and signed by a majority of the members of the Committee shall be as effective as if it had been made at a meeting duly called and held. The Committee may delegate any of its powers except the selection and determination of grants of Awards to persons subject to Section 16(b) of the Exchange Act and Section 162(m) of the Code and any of the responsibilities described in Section 8 below.

     The interpretation and construction by the Committee of any provisions of the Plan or of any agreement or of other matters related to the Plan shall be final. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan.

4. SHARES OF STOCK SUBJECT TO THE 1999 PLAN.

     Except as provided in Subparagraphs 7(i) and 7(j) and Paragraph 9, the number of shares that may be issued or transferred pursuant to the exercise of NQSOs, ISOs, or stock units granted under the 1999 Plan shall not exceed 3,000,000 shares of the common stock of the Company (the "Common Stock"). Such shares may be authorized and unissued shares or previously issued shares acquired or to be acquired by the Company and held in treasury. The number of shares subject to SARs shall not exceed 3,000,000 less the number of shares that may be issued or transferred pursuant to the exercise of NQSOs, ISOs or stock units granted under the 1999 Plan. The number of shares that may be subject to Awards granted to any director, officer, employee or consultant in any year cannot exceed 500,000 shares. Any shares subject to an Award, which, for any reason, expires or is terminated unexercised, may again be subject to an Award under the 1999 Plan.

5. ELIGIBILITY.

     Awards may be granted only to directors, officers, key employees and consultants of the Company or a Subsidiary as selected by the Committee as being potential contributors to the successful operation of the Company or a Subsidiary.

6. GRANTING OF AWARDS.

     All Awards granted pursuant to the 1999 Plan shall be granted no later than ten years from the 1999 Plan's effective date. The date of the grant of any Award shall be the date on which the Committee authorizes the grant of such Award by resolution or any other date specified by the Committee.

7. TERMS AND CONDITIONS OF OPTIONS.

     Awards shall be evidenced by agreements, which need not be identical and shall contain in substance the following terms and conditions:

     (a) Option Price. The purchase price under each ISO or NQSO shall be not less than 100% of the Fair Market Value of the Common Stock at the time the Option is granted. In the case of an ISO granted to a Participant owning more than 10% of the total combined voting power of all classes of stock of the Company, or of any Subsidiary, actually or constructively under Section 424(d) of the Code (a "10% Shareholder"), the purchase price shall not be less than 110% of the Fair Market Value of the Common Stock subject to the ISO at the time of its grant.

     (b) SARs. Upon exercise of a SAR, the holder thereof shall be entitled to receive from the Company consideration in an amount equal to the product of (i) the difference between the SAR exercise value as determined by the Committee and the purchase price under such SAR, and (ii) the number of shares of Common Stock subject to the SAR, or the number of shares represented by the portion of the SAR which is exercised. The agreement with respect to a SAR may provide that the holder may request payment in cash, in Common Stock, or in any combination thereof, provided, however, that the Committee, in its sole discretion shall decide whether such payment shall be in cash, in Common Stock or in a combination thereof. Agreements with respect to an SAR may provide that the SAR is granted alone or in conjunction with an ISO or NQSO and may contain such other provisions as determined by the Committee.

     (c) Exercise of Options and Medium and Time of Payment. An Option may be exercised only by written notice of intent to exercise such Option with respect to a specified number of shares of the Common Stock and payment to the Company of the amount of the purchase price (if any, with respect thereto). Stock purchased pursuant to the exercise of an Option shall at the time of purchase be paid for in full (i) in cash, (ii) with shares of Common stock to be valued at the fair market value thereof on the date of such exercise, (iii) with a combination of the foregoing, or (iv) by such other means which the Committee determines to be consistent with the purpose of the 1999 Plan and applicable law. Upon receipt of the payment, the Company shall, without stock transfer tax to the Participant or other person entitled to exercise the Option, deliver to the person exercising such Option a certificate or certificates for such shares. It shall be a condition to the performance of the Company's obligation to issue or transfer Common Stock upon exercise of an Option that the person exercising the Option pay, or make provision satisfactory to the Company for the payment of, any taxes (other than stock transfer taxes) which the Company is obligated to collect with respect to the issue or transfer of Common Stock upon such exercise. The obligation to pay the Company any amount required to be withheld under applicable federal, state and local tax laws in connection with the exercise of Options may be satisfied by having the Company withhold from the Common Stock to be acquired upon exercise of the Option.

     The Committee may establish a program through which Participants may borrow funds with which to purchase stock pursuant to the exercise of an Option. Eligibility of any Participant for such borrowing will be determined solely at the discretion of the Committee. Any such loan shall bear interest at a rate determined by the Committee.

     (d) Exercise Period. No ISO may be exercised after ten (10) years from the date it is granted. In the case of an ISO granted to a 10% Shareholder, such ISO, by its terms, may not be exercised more than five (5) years from the date of grant. Options will become exercisable according to a vesting schedule determined by the Committee and the exercise of any Option may be accelerated upon terms and conditions to be determined by the Committee. Notwithstanding any other provision of the 1999 Plan and any action of the Committee, at the time an ISO is granted, the aggregate Fair Market Value (determined at the time the ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under all plans of the Company and any parent and subsidiary of the Company which provides for granting
ISOs) shall not exceed $100,000.

     (e) Rights as a Stockholder. No holder of any Option shall have rights as a stockholder with respect to any shares issuable or transferable upon exercise thereof until the date a stock certificate is issued to him for such shares. Except as otherwise expressly provided in the 1999 Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

     (f) Non-Assignability of Options. No ISO shall be assignable or transferable by the Participant except by will or by the laws of descent and distribution. ISOs shall be exercisable during the lifetime of a Participant only by the Participant. Participants may transfer NQSOs and SARs to (i) family members (within the contemplation of the federal securities laws as determined by the Committee), (ii) custodianships under the Uniform Transfers to Minors Act or any similar statute, (iii) trusts for the benefit of any family member, (iv) trusts by such Participant for the Participant's primary benefit and (v) upon termination of a custodianship under the Uniform Transfers to Minors Act or similar statute or the termination of a trust, by the custodian or trustee thereof, to the person or persons who, in accordance with the terms of such custodianship or trust are entitled to receive Options held in custody or trust.

     (g) Effect of Termination of Employment or Death. No ISO, NQSO or SAR shall be exercisable after termination of employment with the Company or a Subsidiary, except as provided in the stock option agreement or by the Committee. Options shall not be affected by any change of employment so long as the Participant continues to be employed by either the Company or a Subsidiary.

     Nothing in the 1999 Plan or in any Award shall confer any right to continue in the employ of the Company or a Subsidiary or interfere in any way with the right of the Company or Subsidiary of the Company to terminate the employment of the Participant at any time unless an employee is otherwise subject to such an agreement.

     (h) Leave of Absence. In the case of a Participant on an approved leave of absence, the Committee may, if it determines that to do so would be in the best interests of the Company, provide in a specific case or cases for continuation of Awards during such leave of absence, such continuation to be on such terms and conditions as the Committee determines to be appropriate taking into account the effect, if any, of the provisions of applicable law with respect to the exercisability of ISOs, except that in no event shall an Option be exercisable after ten years from the date it is granted.

     (i) Recapitalization. If the Common Stock should, as a result of any stock dividend, stock split, other subdivision or combination of shares of Common Stock, or any reclassification, recapitalization or otherwise, be increased or decreased, the number of shares of Common Stock covered by each outstanding Award, the purchase price under each outstanding Option, the base price of each SAR and the total number of shares of Common Stock reserved for issuance under the 1999 Plan shall be adjusted as determined by the Committee to reflect such action. Any new shares or other securities issued with respect to shares of Common Stock shall be deemed shares of Common Stock and will be subject to the same restrictions, conditions and limitations as applied before the adjustment.

     (j) Sale or Reorganization. In case the Company is merged or consolidated with another corporation, or in case the property or stock of the Company is acquired by another corporation, or in case of a reorganization or liquidation of the Company, or in case of any extraordinary transaction, the Committee or the board of directors of any corporation assuming the obligations of the Company hereunder, shall have the right to provide for the continuation of Options or for other equitable adjustments as determined by the Committee (by means, such as, for example, cash payment in an amount equal to the difference between the Common Stock price and the purchase price, conversion into other property or securities, or giving written notice to holders that their Options will become immediately exercisable, notwithstanding any waiting period otherwise prescribed by the Committee, and that such Options must be exercised within a specified period of days of such notice or they will be terminated). Notwithstanding any other provision of the 1999 Plan and any action of the Committee, any Option granted under the Plan shall be immediately exercisable following a Change in Control. For purposes of this Plan, a "Change in Control" shall be deemed to occur upon: (i) the acquisition by any entity, person or group of more than 50% of the outstanding shares of Common Stock from the holders thereof; (ii) a merger or consolidation of the Company with one or more other entities as a result of which the ultimate holders of outstanding shares immediately prior to such merger hold less than 50% of the shares of beneficial ownership of the surviving or resulting corporation; or (iii) a direct or indirect transfer of substantially all of the property of the Company other than to an entity of which the Company directly or indirectly owns at least 50% of the shares or beneficial ownership.

     (k) General Restrictions. Each Award granted under the 1999 Plan shall be subject to the requirement that if at any time the Board shall determine, in its discretion, that the listing, registration or qualification of the shares issuable or transferable upon exercise thereof upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with the granting of such Award, or the issuance, transfer or purchase of shares thereunder, such Award may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board. The Company shall not be obligated to sell or issue any shares of Common Stock in any manner in contravention of the Securities Act of 1933, as amended, or any state securities law. Each Participant shall agree to such terms and conditions in connection with the exercise of an Award, including restrictions on the disposition of the Common Stock acquired upon exercise thereof, as the Committee may deem appropriate. Common Stock acquired upon exercise of an Award may be legended as the Committee shall deem appropriate to reflect the restrictions imposed by the Committee, the 1999 Plan or by securities laws generally.

8. SPECIAL PROVISIONS UNDER CODE SECTION 162(M).

     (a) The provisions of this Section 8 shall apply only to persons designated by the Committee as individuals who are or who are likely to become "covered employees," within the contemplation of Section 162(m) of the Code; provided that, if an individual is so designated and the Committee determines that such individual is not a covered employee for the year in which the Company is entitled to a deduction with respect to income he recognizes for Federal income tax purposes in connection with an Award, the provisions of this Section 8 shall not apply to such Award. The provisions of this Section 8 shall only apply to conditions, restrictions and limitations applicable to Awards that are related to the performance of the Company and if the provisions of this Section 8 are necessary so that the Award qualifies as "qualified performance-based compensation" as defined in Treasury Regulation Section 1.162-27(e)(2). In the event of any inconsistencies between this Section 8 and the other Plan provisions within the scope of the foregoing, the provisions of this Section 8 shall control with respect to covered employees.

     (b) As soon as practicable following the grant of an Award subject to this
Section 8 (but in no event more than ninety (90) days after the date of grant), the Committee shall establish the performance-related goals to be used in connection with conditions, restrictions and limitations applicable to such Award. The performance-related goals shall be chosen from among the following factors, or any combination of the following, as the Committee deems appropriate: total stockholder return; growth in revenues, sales, net income, stock price, and/or earnings per share; return on assets, net assets, and/or capital; return on stockholders' equity; or the Company's financial performance versus peers. The Committee may select among the goals specified, which need not be the same for each participant or each Award.

     (c) With respect to each Award described in paragraph (b), the Committee shall (at the same time it is making the determinations under paragraph (b)) determine the relationship between the performance-related goals and the conditions, restrictions and limitations applicable to the Awards.

     (d) In connection with the Awards described in paragraph (b), no performance-related goal will be considered to be satisfied until the Committee has certified the extent to which the performance-related goals and any other material terms were satisfied.

     (e) Once established, performance-related goals shall not be changed, except to the extent that the Committee has specified adjustments as part of the determinations made under paragraph (b) and (c). Except as provided in the preceding sentence, no performance-related goal applicable to a condition, restriction or limitation shall be considered to be satisfied if the minimum performance-related goals applicable thereto are not achieved.

     (f) Individual performance shall not be reflected in a performance-related goal under this Section 8. However, the Committee may retain the discretion to treat a performance-related goal as not having been satisfied due to the failure of a Participant to meet individual performance goals.

     (g) If, on advice of the Company's tax counsel, the Committee determines that Code Section 162(m) and the regulations thereunder will not adversely affect the deductibility for federal income tax purposes of any amount paid under the Plan by applying provisions of this Plan (including this Section 8(g)) that conflict with this Section 8 to a covered employee, then the Committee may, in its sole discretion, apply such Section or Sections to the covered employee without regard to the exceptions to such Section or Sections that are contained in this Section 8.

9. TERMINATION AND AMENDMENT OF THE 1999 PLAN.

     The Board shall have the right to amend, suspend, or terminate the 1999 Plan at any time; provided, however, that shareholder approval shall be necessary to adopt any amendment if the adoption of such amendment without shareholder approval would cause the 1999 Plan to no longer comply with Rule 16b-3 or any successor rule or regulatory requirement.

10. EFFECTIVE DATE OF THE 1999 PLAN.

     The 1999 Plan is effective as of the date of its adoption by the Board, subject, however, to approval by the shareholders of the Company within 12 months thereafter; and if such approval is not obtained, the 1999 Plan shall terminate and any and all Awards granted during such interim periods shall also terminate and be of no further force or effect. The 1999 Plan shall terminate at such time as no further shares of Common Stock are available for issue upon the exercise or transfer of Awards hereunder (including shares available due to the forfeiture or expiration of Awards) and all such options have been exercised or expired, or on such earlier date as the Board may determine. Any Awards outstanding at the termination date shall remain outstanding until it has either expired or has been exercised.

11. MISCELLANEOUS.

     Any references herein to sections of the Code, regulations thereunder or rules under the Exchange Act shall also mean successor provisions to such sections, regulations or rules.

     For purposes of the 1999 Plan, Fair Market Value shall be determined in accordance with the Code and the regulations thereunder.

     The 1999 Plan is intended to comply with Rule 16b-3 with respect to persons subject to the Exchange Act and any provision which would prevent compliance with Rule 16b-3 shall be deemed invalid to the extent permitted by law and deemed necessary by the Committee.

     The Committee may, in order to fulfill the purposes of the 1999 Plan and without amending the 1999 Plan, modify grants of Awards to participants who are foreign nationals or employed outside the United States to recognize differences in local law, tax policy or custom.

12. NON-EMPLOYEE BOARD OF DIRECTOR STOCK UNITS.

     The Corporation will pay each non-employee member of the Board, as of the first day of each applicable period, a certain number of stock units as an annual retainer, subject to the provisions hereof. The number of stock units for each Director will be determined as follows: for every twelve (12) month period commencing July 1, 1999 and thereafter, the sum of $30,000 will be divided by the Market Value of the common stock of the Corporation, as set forth below. The Market Value of the common stock of the Corporation will be the average closing price for the five (5) trading days preceding any grant date. The number of stock units so determined will be rounded to the nearest one-hundred (100) shares. The stock units will be converted into an equal number of shares of common stock at any time or times after the stock units are fully vested, as selected by each Director prior to each grant of such stock units. Any distribution on the common stock will either be distributed to the holder of the stock units or will result in an equitable adjustment in the number of stock units as determined by the Committee. The number of stock units will also be equitably adjusted for stock splits and similar events. Grants of stock units will vest at the rate of 25% on the first day of each calendar quarter and any unvested stock units will be forfeited if the holder is not a director at the time of vesting.

                                  DETACH HERE
--------------------------------------------------------------------------------

                                     PROXY

                          AMERICAN CLASSIC VOYAGES CO.

              TWO NORTH RIVERSIDE PLAZA, CHICAGO, ILLINOIS 60606
       THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 24, 1999

The undersigned hereby appoints SAMUEL ZELL and PHILIP C. CALIAN {"Proxy Agents"), or either of them, with individual power of substitution, proxies to vote all shares of Common Stock of American Classic Voyages Co. (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held in New Orleans, Louisiana, on June 24, 1999 and any adjournment thereof regarding the following:

          1. The election as directors of the group of eight nominees proposed by the Board of Directors listed below:
             Philip C. Calian, Arthur A. Greenberg, Jerry R. Jacob, Emanuel L. Rouvelas, Mark Slezak, Joseph P. Sullivan, Jeffrey N. Watanabe and Samuel Zell.

          2. Approval of the Company's 1999 Stock Option Plan.

          3. In their discretion, the Proxy Agents are authorized to vote on such other matters as may properly come before the meeting.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE. IF YOU DO NOT MARK ANY BOXES, YOUR PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXY AGENTS CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.


-----------------                                              ----------------
|SEE REVERSE SIDE| CONTINUED AND TO BE SIGNED ON REVERSE SIDE |SEE REVERSE SIDE|
-----------------                                              ----------------

                                  DETACH HERE
--------------------------------------------------------------------------------


[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION
     IS MADE, THE PROXY WILL BE VOTED FOR ELECTION OF THE DIRECTOR NOMINEES PROPOSED BY THE BOARD OF DIRECTORS AND LISTED ON THE
     OTHER SIDE AND FOR APPROVAL OF THE COMPANY'S 1999 STOCK OPTION PLAN.

                                                                                                      FOR     AGAINST      ABSTAIN
     1. Election of Directors.                                  2. Approval of the Company's 1999      [ ]       [ ]          [ ]
        Nominees: (see reverse)                                    Stock Option Plan.

               FOR            WITHHELD                          3. In their discretion, the Proxy Agents are authorized to vote upon
               [ ]              [ ]                                such other matters as may properly come before the meeting.



[ ]
    ----------------------------------------
     For all nominees except as noted above





                                                                MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT     [ ]


                                                                NOTE: PLEASE SIGN AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH
                                                                SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR
                                                                GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.



Signature:                                 Date:                     Signature:                                Date:
          -------------------------------       -------------------            -------------------------------      ----------------